F.N.B. Corporation Reports Second Quarter 2014 Results

Record High Net Income; Linked-Quarter Revenue Growth of 8.5%

PITTSBURGH, July 22, 2014 /PRNewswire/ -- F.N.B. Corporation (NYSE: FNB) today reported second quarter of 2014 results. Net income available to common shareholders for the second quarter of 2014 totaled $32.8 million, or $0.20 per diluted common share. Comparatively, first quarter of 2014 net income totaled $32.2 million, or $0.20 per diluted common share, and second quarter of 2013 net income totaled $29.2 million or $0.20 per diluted common share. Operating[1] results are presented in the table below, "Quarterly Results Summary".

Vincent J. Delie, Jr., President and Chief Executive Officer, commented, "FNB reported another quarter of record net income and quality earnings highlighted by revenue growth, strong loan and deposit growth, a stable core net interest margin, consistent asset quality and diligent expense control. We grew total revenue by 8.5% compared to last quarter and improved our efficiency ratio to 57%."

Mr. Delie added, "We are realizing meaningful benefits from our expansion strategy as the Baltimore, Maryland and Cleveland, Ohio markets are fully staffed and completely integrated. Loan production in these markets has exceeded our initial expectations. Additionally, our presence in Maryland will be expanded with the completion of the OBA Financial acquisition expected to close in September. "

Quarterly Results Summary	2Q14	1Q14	2Q13
Reported Results
Net income ($ in millions)	$34.8	$34.5	$29.2
Preferred stock dividend expense ($ in millions)	$2.0	$2.3	-
Net income available to common shareholders ($ in millions)	$32.8	$32.2	$29.2
Net income per diluted common share	$0.20	$0.20	$0.20

Operating Results (Non-GAAP)[1]
Operating net income ($ in millions)	$35.4	$33.1	$30.1
Preferred stock dividend expense ($ in millions)	$2.0	$2.3	-
Operating net income available to common shareholders ($ in millions)	$33.4	$30.8	$30.1
Operating net income per diluted common share	$0.20	$0.19	$0.21

Average Diluted Shares Outstanding (in 000's)	167,868	163,967	145,844

Second Quarter 2014 Highlights
(All comparisons to the prior quarter, except as noted; Organic growth in loans and deposits refers to growth excluding the benefit of initial balances acquired via an acquisition.)

  Total revenue (excluding securities gains) was $154.3 million, increasing $12.1 million or 8.5%.
  Loan growth momentum continued, with average organic loan growth on a linked-quarter basis of $257 million or 10.5% annualized, led by organic growth in average commercial loans of $181 million or 13.1% annualized.  Organic growth in total loans on a period-end basis was $391 million or 15.8% annualized.
  On an organic basis, average transaction deposits and customer repurchase agreements grew $264 million, or 12.0% annualized, and included continued solid growth in average non-interest bearing deposits of $130 million or 23.2% annualized. Transaction deposits and customer repurchase agreements represent 77% of total deposits and customer repurchase agreements at June 30, 2014.
  The net interest margin was 3.60% compared to 3.62% in the prior quarter.
  The efficiency ratio improved to 57% from 59% in the prior quarter and the year ago quarter.
  Credit quality metrics reflect continued solid performance.  For the originated portfolio, non-performing loans and OREO to total loans and OREO were 1.36% at June 30, 2014, compared to 1.46% at March 31, 2014, and net charge-offs were 0.23% annualized of total average originated loans, compared to 0.28% annualized in the prior quarter.
  The tangible common equity to tangible assets ratio was 6.73% at June 30, 2014, compared to 6.81% at March 31, 2014 and increased from 6.11% at June 30, 2013, reflecting the October 2013 capital raise.  The tangible book value per share increased to $5.73 at June 30, 2014, compared to $5.58 at March 31, 2014 and $4.97 at June 30, 2013.

Second Quarter 2014 Results – Comparison to Prior Quarter
(All comparisons refer to the first quarter of 2014, except as noted)

Net Interest Income/Loans/Deposits
Net interest income on a fully taxable equivalent basis totaled $115.9 million, increasing $6.3 million, or 5.8%, primarily as a result of continued organic growth and partially due to the benefit related to the addition of BCSB Bancorp, Inc. (BCSB) in the first quarter of 2014. The net interest margin of 3.60% compares to 3.62% in the prior quarter, with 1 basis point of the narrowing reflecting slightly lower accretable yield adjustments. The growth in loans and lower-cost transaction deposits and customer repurchase agreements continues to support stability in the net interest margin.

Average loans totaled $10.1 billion and increased $413 million, or 17.1% annualized, and included annualized average organic loan growth of $257 million or 10.5%. Organic growth in average commercial loans totaled $181 million, or 13.1% annualized, and organic growth in average consumer loans (consisting of direct, consumer lines of credit and indirect loans) was $71 million or 9.1% annualized. Organic growth was strong on a period-end basis with total loans growing 15.8% annualized. The growth reflects positive results across the footprint, with the metropolitan markets contributing significantly.

Average deposits and customer repurchase agreements totaled $11.8 billion and increased $447 million, or 15.8% annualized, and included annualized average organic growth of $184 million or 6.4% annualized, reflecting growth in transaction deposits and customer repurchase agreements, partially offset by a decline in time deposits. On an organic basis, average total transaction deposits and customer repurchase agreements increased $264 million or 12.0% annualized. Organic growth in average non-interest bearing deposits was $130 million or 23.2% annualized. Total loans as a percentage of deposits and customer repurchase agreements was 88% at June 30, 2014.

Non-Interest Income
Non-interest income totaled $39.2 million, decreasing $2.9 million, or 6.8%, as a result of the prior quarter gains on the sale of securities of $9.5 million. Excluding gains on the sale of securities, non-interest income increased $5.8 million, or 17.8%, reflecting revenue from higher service charges, mortgage banking, wealth management (trust income and securities commissions) and other income. Service charges increased $2.2 million, or 14.2%, and reflects seasonally higher volume and the benefit of the BCSB acquisition. Swap fee revenue related to commercial clients totaled a record-high $2.6 million and increased $1.8 million, benefitting from the strong commercial activity during the quarter. While mortgage banking increased $0.7 million from $0.2 million in the prior quarter, overall volume remained low.

Non-Interest Expense
Non-interest expense totaled $92.6 million, decreasing $1.6 million, or 1.7%, and included $6.4 million lower merger and severance costs. Excluding merger and severance costs, non-interest expense increased $4.8 million, or 5.6%, and includes additional operating costs related to the BCSB acquisition. Salaries and benefits increased $1.4 million, or 3.1%, reflecting the addition of BCSB and higher performance-based compensation tied to improved production volumes and revenue trends during the second quarter. The efficiency ratio improved to 57.3%, compared to 59.0% in the first quarter of 2014.

Credit Quality
Credit quality metrics reflect continued solid performance. The ratio of non-performing loans and OREO to total loans and OREO improved 7 basis points to 1.16%, and for the originated portfolio, the improvement was 10 basis points to 1.36%. Delinquency (total past due and non-accrual loans as a percentage of total originated loans) improved 4 basis points to 1.13%.

Net charge-offs for the second quarter totaled $5.9 million, or 0.23% annualized, consistent with $5.6 million or 0.23% annualized in the prior quarter. For the originated portfolio, net charge-offs were also 0.23% annualized, improved from 0.28% annualized of average originated loans. The ratio of the allowance for loan losses to total loans remained stable at 1.13%, and for the originated portfolio, the allowance for loan losses to total originated loans was 1.26%, compared to 1.28% at March 31, 2014. The provision for loan losses totaled $10.4 million, compared to $7.0 million in the prior quarter, with the increase primarily related to the strong organic loan growth during the second quarter of 2014 in the originated portfolio and an increase in the acquired portfolio primarily related to the exit of lower-quality credit. The ratio of the allowance for loan losses to total non-performing loans was 138.9%, compared to 134.9%.

Year-to-Date 2014 Results – Comparison to Prior Year-to-Date
(All comparisons refer to the second quarter 2013 year-to-date, except as noted)

Results include the impact from the completion of the BCSB Bancorp Inc. (BCSB) acquisition completed on February 15, 2014, PVF Capital Corp (PVFC) on October 12, 2013 and Annapolis Bancorp, Inc. (ANNB) on April 6, 2013.

Net Interest Income/Loans/Deposits
Net interest income on a fully taxable equivalent basis totaled $225.4 million, increasing $32.1 million or 16.6%. The net interest margin was 3.61%, compared to 3.64%, with 2 basis points of the 3 basis point narrowing attributable to lower accretable yield benefit on acquired loans. Average earning assets grew $1.9 billion, or 17.8%, through consistent organic loan growth and the benefit of acquisition-related growth.

Average loans totaled $9.9 billion and increased $1.6 billion, or 18.7%, reflecting strong organic average loan growth of $653 million, or 7.7%, and loans added in the acquisitions. Growth in the commercial portfolio continued, with average balances growing organically $345 million or 7.3%. Average organic consumer loan growth (consisting of direct, consumer lines of credit and indirect loans) was also solid at $387 million or 14.6%, reflecting successful sales management and the benefit of the expanded banking footprint.

Total average deposits and customer repurchase agreements totaled $11.6 billion and increased $1.4 billion or 14.1%. Organic growth in lower-cost transaction deposit accounts and customer repurchase agreements was strong, growing $438 million, or 5.6%, with growth in average non-interest bearing deposits of $307 million or 16.5%.

Non-Interest Income
Non-interest income totaled $81.3 million, increasing $11.0 million, or 15.6%, with the first six months of 2014 including a $9.5 million (pre-tax) net gain related to the sale of certain securities, including the pooled trust preferred securities portfolio. Organic and acquisition-related growth in service charges was offset by $5.1 million in lower customer-related interchange service charges due to the Durbin Amendment. Additionally, the first six months of 2014 included solid growth in the fee-based units, increased swap fee revenue and lower net mortgage banking revenue consistent with industry trends.

Non-Interest Expense
Non-interest expense totaled $186.8 million, increasing $23.8 million or 14.6%. The first six months of 2014 included merger and severance costs of $8.1 million, compared to $3.3 million in the prior year-to-date period. Absent these items, non-interest expense increased $19.0 million or 11.9%, and primarily reflects the additional operating costs related to the expanded operations from acquisitions. The efficiency ratio was 58.1%, compared to 59.2%.

Credit Quality
Credit quality results reflect improvement over the prior-year period. The ratio of non-performing loans and OREO to total loans and OREO improved 24 basis points to 1.16%. For the originated portfolio, the ratio of non-performing loans and OREO to total loans and OREO improved 23 basis points to 1.36%. Total delinquency (total past due and non-accrual loans as a percentage of total originated loans) was 1.13% at June 30, 2014, a 31 basis point improvement reflecting a $10.2 million, or 9.3%, reduction in total delinquency.

Net charge-offs totaled $11.4 million, or 0.23% annualized of total average loans, compared to $11.5 million or 0.28% annualized. For the originated portfolio, net charge-offs were $10.5 million or 0.25% annualized of total average originated loans, compared to $10.4 million or 0.28% annualized. The ratio of the allowance for loan losses to total originated loans was 1.26% at June 30, 2014, compared to 1.35% at June 30, 2013, with the change directionally consistent with the performance of the portfolio. The provision for loan losses totaled $17.4 million, compared to $15.4 million in the prior-year period.

Capital Position
At June 30, 2014, the tangible common equity to tangible assets ratio (non-GAAP measure) was 6.73%, compared to 6.81% and 6.11% at March 31, 2014 and June 30, 2013, respectively. The tangible common book value per share (non-GAAP measure) increased to $5.73 from $5.58 and $4.97 at March 31, 2014 and June 30, 2013, respectively. The common dividend payout ratio for the second quarter of 2014 was 61.3%.

The Corporation's capital levels at June 30, 2014 continue to exceed federal bank regulatory agency "well capitalized" thresholds and the estimated total risk-based capital ratio was 12.2%, the estimated tier 1 risk-based capital ratio was 10.9% and the estimated leverage ratio was 8.4%.

Conference Call
F.N.B. Corporation will host a conference call to discuss second quarter 2014 financial results on Wednesday, July 23, 2014 at 10:00 a.m. Eastern Time. Participating callers may access the call by dialing (877) 485-3103 or (201) 689-8890 for international callers. The Webcast and presentation materials may be accessed through the "Shareholder and Investor Relations" section of the Corporation's Web site at www.fnbcorporation.com.

A replay of the call will be available until Thursday, July 31, 2014 by dialing (877) 660-6853 or (201) 612-7415 for international callers; the confirmation number is 13586798. The call transcript and Webcast will be available on the "Shareholder and Investor Relations" section of F.N.B. Corporation's Web site at www.fnbcorporation.com.

About F.N.B. Corporation
F.N.B. Corporation (NYSE: FNB), headquartered in Pittsburgh, Pennsylvania, is a diversified financial services company operating in six states and three major metropolitan areas. It holds a top retail deposit market share in Pittsburgh, Baltimore, MD, and Cleveland, OH. The Company has total assets of $15.0 billion and more than 280 banking offices throughout Pennsylvania, Ohio, West Virginia and Maryland and provides a full range of commercial banking, consumer banking and wealth management solutions through its subsidiary network which is led by its largest affiliate, First National Bank of Pennsylvania, founded in 1864. Commercial banking solutions include corporate banking, small business banking, investment real estate financing, international banking, business credit, capital markets and lease financing. The consumer banking segment provides a full line of consumer banking products and services including deposit products, mortgage lending, consumer lending and a complete suite of mobile and online banking services. F.N.B.'s wealth management services include asset management, private banking and insurance. The Company also operates Regency Finance Company, which has more than 70 consumer finance offices in Pennsylvania, Ohio, Kentucky and Tennessee.

The common stock of F.N.B. Corporation trades on the New York Stock Exchange under the symbol "FNB" and is included in Standard & Poor's SmallCap 600 Index with the Global Industry Classification Standard (GICS) Regional Banks Sub-Industry Index. Customers, shareholders and investors can learn more about this regional financial institution by visiting the F.N.B. Corporation web site at www.fnbcorporation.com.

Cautionary Statement Regarding Forward-looking Information
We make statements in this press release and related conference call, and may from time to time make other statements, regarding our outlook for earnings, revenues, expenses, capital levels, liquidity levels, asset levels, asset quality and other matters regarding or affecting F.N.B. Corporation and its future business and operations that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are typically identified by words such as "believe," "plan," "expect," "anticipate," "see," "look," "intend," "outlook," "project," "forecast," "estimate," "goal," "will," "should" and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time.

Forward-looking statements speak only as of the date made. We do not assume any duty and do not undertake to update forward-looking statements. Actual results or future events could differ, possibly materially, from those anticipated in forward-looking statements, as well as from historical performance.

Our forward-looking statements are subject to the following principal risks and uncertainties:

  Our businesses, financial results and balance sheet values are affected by business and economic conditions, including the following:
    Changes in interest rates and valuations in debt, equity and other financial markets.
    Disruptions in the liquidity and other functioning of U.S. and global financial markets.
    The impact on federal regulated agencies that have oversight or review of F.N.B. Corporation's business and securities activities.
    Actions by the Federal Reserve, U.S. Treasury and other government agencies, including those that impact money supply and market interest rates.
    Changes in customers', suppliers' and other counterparties' performance and creditworthiness which adversely affect loan utilization rates, delinquencies, defaults and counterparty ability to meet credit and other obligations.
    Slowing or reversal of the current moderate economic recovery.
    Changes in customer preferences and behavior, whether due to changing business and economic conditions, legislative and regulatory initiatives, or other factors.
  Legal and regulatory developments could affect our ability to operate our businesses, financial condition, results of operations, competitive position, reputation, or pursuit of attractive acquisition opportunities.  Reputational impacts could affect matters such as business generation and retention, liquidity, funding, and ability to attract and retain management.  These developments could include:
    Changes resulting from legislative and regulatory reforms, including broad-based restructuring of financial industry regulation; changes to laws and regulations involving tax, pension, bankruptcy, consumer protection, and other industry aspects; and changes in accounting policies and principles.  We will continue to be impacted by extensive reforms provided for in the Dodd-Frank Wall Street Reform and Consumer Protection Act and otherwise growing out of the recent financial crisis, the precise nature, extent and timing of which, and their impact on us, remains uncertain.
    Changes to regulations governing bank capital and liquidity standards, including due to the Dodd-Frank Act, Volcker rule and Basel III initiatives.
    Impact on business and operating results of any costs associated with obtaining rights in intellectual property, the adequacy of our intellectual property protection in general and rapid technological developments and changes. Our ability to anticipate and respond to technological changes can also impact our ability to respond to customer needs and meet competitive demands.
  Business and operating results are affected by our ability to identify and effectively manage risks inherent in our businesses, including, where appropriate, through effective use of third-party insurance, derivatives, swaps, and capital management techniques, and to meet evolving regulatory capital standards.
  Increased competition, whether due to consolidation among financial institutions; realignments or consolidation of branch offices, legal and regulatory developments, industry restructuring or other causes, can have an impact on customer acquisition, growth and retention and on credit spreads and product pricing, which can affect market share, deposits and revenues.
  As demonstrated by our acquisitions and the pending acquisition of OBA Financial Services Inc., we grow our business in part by acquiring, from time to time, other financial services companies, financial services assets and related deposits.  These acquisitions often present risks and uncertainties, including, the possibility that the transaction cannot be consummated; regulatory issues; cost, or difficulties, involved in integration and conversion of the acquired businesses after closing; inability to realize expected cost savings, efficiencies and strategic advantages; the extent of credit losses in acquired loan portfolios and extent of deposit attrition; and the potential dilutive effect to our current shareholders.
  Competition can have an impact on customer acquisition, growth and retention and on credit spreads and product pricing, which can affect market share, deposits and revenues.  Industry restructuring in the current environment could also impact our business and financial performance through changes in counterparty creditworthiness and performance and the competitive and regulatory landscape.  Our ability to anticipate and respond to technological changes can also impact our ability to respond to customer needs and meet competitive demands.
  Business and operating results can also be affected by widespread disasters, dislocations, terrorist activities, cyber-attacks or international hostilities through their impacts on the economy and financial markets.

We provide greater detail regarding some of these factors in our 2013 Form 10-K and March 31, 2014 Form 10-Q, including the Risk Factors section of those reports, and our subsequent SEC filings. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss elsewhere in this news release or in SEC filings, accessible on the SEC's website at www.sec.gov and on our corporate website at www.fnbcorporation.com. We have included these web addresses as inactive textual references only. Information on these websites is not part of this document.

DATA SHEETS FOLLOW

[1] Non-GAAP measures, refer to Non-GAAP Disclosures and detail in the accompanying data tables.

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
				2Q14 -	2Q14 -
	2014		2013	1Q14	2Q13
	Second	First	Second	Percent	Percent
Statement of earnings	Quarter	Quarter	Quarter	Variance	Variance
Interest income	$124,440	$117,880	$107,841	5.6	15.4
Interest expense	10,248	10,055	11,095	1.9	-7.6
Net interest income	114,192	107,825	96,746	5.9	18.0
Taxable equivalent adjustment	1,691	1,722	1,743	-1.8	-3.0
Net interest income (FTE) (1)	115,883	109,547	98,489	5.8	17.7
Provision for loan losses	10,405	7,006	7,903	48.5	31.7
Net interest income after provision (FTE)	105,478	102,541	90,586	2.9	16.4

Service charges	17,441	15,269	18,564	14.2	-6.0
Trust income	4,862	4,764	4,167	2.1	16.7
Insurance commissions and fees	3,691	4,945	4,101	-25.4	-10.0
Securities commissions and fees	3,002	2,391	2,867	25.6	4.7
Mortgage banking	928	214	1,114	333.1	-16.6
Gain on sale of securities	776	9,461	68	n/m	n/m
Other	8,490	5,026	5,816	68.9	46.0
Total non-interest income	39,190	42,070	36,697	-6.8	6.8

Salaries and employee benefits	48,465	47,023	43,201	3.1	12.2
Occupancy and equipment	15,245	15,381	12,945	-0.9	17.8
FDIC insurance	3,400	2,994	2,672	13.6	27.2
Amortization of intangibles	2,461	2,283	2,071	7.8	18.8
Other real estate owned	922	779	820	18.3	12.4
Merger and severance-related	832	7,248	2,946	n/m	n/m
Other	21,259	18,458	19,472	15.2	9.2
Total non-interest expense	92,584	94,166	84,127	-1.7	10.1

Income before income taxes	52,084	50,445	43,156	3.2	20.7
Taxable equivalent adjustment	1,691	1,722	1,743	-1.8	-3.0
Income taxes	15,562	14,199	12,220	9.6	27.3
Net income	34,831	34,524	29,193	0.9	19.3
Preferred stock dividends	2,010	2,322	0
Net income available to common stockholders	$32,821	$32,202	$29,193	1.9	12.4

Earnings per common share:
Basic	$0.20	$0.20	$0.20	0.0	0.0
Diluted	$0.20	$0.20	$0.20	0.0	0.0

Non-GAAP Operating Results:
Operating net income available to common stockholders:
Net income available to common stockholders	$32,821	32,202	$29,193
Net gain on sale of pooled TPS and other securities, net of tax	0	(6,150)	0
(Gain) loss on extinguishment of debt, net of tax	0	0	(1,013)
Merger and severance costs, net of tax	541	4,711	1,915
Operating net income available to common stockholders	$33,362	$30,763	$30,095	8.5	10.9

Operating diluted earnings per common share:
Diluted earnings per common share	$0.20	$0.20	$0.20
Effect of net gain on sale of pooled TPS and other securities, net of tax	0.00	(0.04)	0.00
Effect of (gain) loss on extinguishment of debt, net of tax	0.00	0.00	(0.01)
Effect of merger and severance costs, net of tax	0.00	0.03	0.01
Operating diluted earnings per common share	$0.20	$0.19	$0.21	0.0	-0.1

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	For the Six Months Ended
	June 30,		Percent
Statement of earnings	2014	2013	Variance
Interest income	$242,320	$212,959	13.8
Interest expense	20,303	23,117	-12.2
Net interest income	222,017	189,842	16.9
Taxable equivalent adjustment	3,413	3,484	-2.1
Net interest income (FTE) (1)	225,430	193,326	16.6
Provision for loan losses	17,411	15,444	12.7
Net interest income after provision (FTE)	208,019	177,882	16.9

Service charges	32,710	34,989	-6.5
Trust income	9,626	8,252	16.7
Insurance commissions and fees	8,636	8,531	1.2
Securities commissions and fees	5,393	5,790	-6.9
Mortgage banking	1,142	2,198	-48.1
Gain on sale of securities	10,237	752	n/m
Other	13,516	9,797	38.0
Total non-interest income	81,260	70,309	15.6

Salaries and employee benefits	95,488	87,106	9.6
Occupancy and equipment	30,626	25,135	21.8
FDIC insurance	6,393	5,036	27.0
Amortization of intangibles	4,744	3,996	18.7
Other real estate owned	1,702	1,012	68.1
Merger and severance-related	8,080	3,298	145.0
Other	39,717	37,346	6.3
Total non-interest expense	186,750	162,929	14.6

Income before income taxes	102,529	85,262	20.3
Taxable equivalent adjustment	3,413	3,484	-2.1
Income taxes	29,761	24,047	23.8
Net income	69,355	57,731	20.1
Preferred stock dividends	4,332	0
Net income available to common stockholders	$65,023	$57,731	12.6

Earnings per common share:
Basic	$0.40	$0.41	-2.4
Diluted	$0.39	$0.40	-2.5

Non-GAAP Operating Results:
Operating net income available to common stockholders:
Net income available to common stockholders	$65,023	$57,731
Net gain on sale of pooled TPS and other securities, net of tax	(6,150)	0
(Gain) loss on extinguishment of debt, net of tax	0	(1,013)
Merger and severance costs, net of tax	5,252	2,144
Operating net income available to common stockholders	$64,125	$58,862	8.9

Operating diluted earnings per common share:
Diluted earnings per common share	$0.39	$0.40
Effect of net gain on sale of pooled TPS and other securities, net of tax	(0.04)	0.00
Effect of (gain) loss on extinguishment of debt, net of tax	0.00	(0.01)
Effect of merger and severance costs, net of tax	0.03	0.01
Operating diluted earnings per common share	$0.39	$0.41	-7.3

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)
				2Q14 -	2Q14 -
	2014		2013	1Q14	2Q13
	Second	First	Second	Percent	Percent
Balance Sheet (at period end)	Quarter	Quarter	Quarter	Variance	Variance
Assets
Cash and due from banks	$250,954	$221,615	$197,879	13.2	26.8
Interest bearing deposits with banks	19,766	24,638	32,223	-19.8	-38.7
Cash and cash equivalents	270,720	246,253	230,102	9.9	17.7
Securities available for sale	1,384,273	1,274,070	1,164,903	8.6	18.8
Securities held to maturity	1,427,852	1,420,446	1,149,481	0.5	24.2
Residential mortgage loans held for sale	2,705	3,940	19,614	-31.3	-86.2
Loans, net of unearned income	10,333,873	9,943,136	8,637,089	3.9	19.6
Allowance for loan losses	(116,748)	(112,219)	(108,280)	4.0	7.8
Net loans	10,217,125	9,830,917	8,528,809	3.9	19.8
Premises and equipment, net	162,383	165,603	145,833	-1.9	11.3
Goodwill	805,514	805,788	709,477	0.0	13.5
Core deposit and other intangible assets, net	48,292	51,024	37,503	-5.4	28.8
Bank owned life insurance	309,750	307,872	262,877	0.6	17.8
Other assets	390,633	370,597	324,792	5.4	20.3
Total Assets	$15,019,247	$14,476,510	$12,573,391	3.7	19.5

Liabilities
Deposits:
Non-interest bearing demand	$2,429,120	$2,353,444	$1,974,415	3.2	23.0
Interest bearing demand	4,354,333	4,238,715	3,848,733	2.7	13.1
Savings	1,576,480	1,569,090	1,395,013	0.5	13.0
Certificates and other time deposits	2,697,837	2,777,487	2,428,037	-2.9	11.1
Total Deposits	11,057,770	10,938,736	9,646,198	1.1	14.6
Other liabilities	154,816	131,894	140,958	17.4	9.8
Short-term borrowings	1,504,510	1,216,624	1,030,617	23.7	46.0
Long-term debt	335,854	235,752	92,420	42.5	263.4
Junior subordinated debt	58,220	68,517	194,200	-15.0	-70.0
Total Liabilities	13,111,170	12,591,523	11,104,393	4.1	18.1

Stockholders' Equity
Preferred Stock	106,882	106,882	0	n/m	n/m
Common stock	1,673	1,671	1,454	0.1	15.1
Additional paid-in capital	1,700,220	1,697,177	1,438,008	0.2	18.2
Retained earnings	146,542	133,828	98,575	9.5	48.7
Accumulated other comprehensive income	(36,559)	(44,041)	(62,077)	-17.0	-41.1
Treasury stock	(10,681)	(10,530)	(6,962)	1.4	53.4
Total Stockholders' Equity	1,908,077	1,884,987	1,468,998	1.2	29.9
Total Liabilities and Stockholders' Equity	$15,019,247	$14,476,510	$12,573,391	3.7	19.5

Selected average balances
Total assets	$14,710,831	$13,989,304	$12,470,029	5.2	18.0
Earning assets	12,909,262	12,243,198	10,886,197	5.4	18.6
Interest bearing deposits with banks	45,725	46,193	39,302	-1.0	16.3
Securities	2,751,703	2,496,419	2,296,190	10.2	19.8
Residential mortgage loans held for sale	2,751	4,844	20,896	-43.2	-86.8
Loans, net of unearned income	10,109,083	9,695,742	8,529,810	4.3	18.5
Allowance for loan losses	113,009	110,385	109,156	2.4	3.5
Goodwill and intangibles	854,760	835,031	745,458	2.4	14.7
Deposits and customer repurchase agreements (6)	11,786,281	11,339,046	10,333,999	3.9	14.1
Short-term borrowings	551,633	390,706	224,769	41.2	145.4
Long-term debt	266,925	217,894	93,273	22.5	186.2
Trust preferred securities	58,893	76,048	206,602	-22.6	-71.5
Total stockholders' equity	1,900,751	1,829,601	1,473,945	3.9	29.0
Preferred stockholders' equity	106,882	106,882	0	0.0	n/m

Common stock data
Average diluted shares outstanding	167,867,608	163,967,246	145,844,164	2.4	15.1
Period end shares outstanding	166,559,258	166,377,327	145,151,279	0.1	14.7
Book value per common share	$10.81	$10.69	$10.12	1.2	6.9
Tangible book value per common share (4)	$5.73	$5.58	$4.97	2.7	15.2
Dividend payout ratio (common)	61.26%	62.16%	60.08%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Six Months Ended
	June 30,		Percent
Balance Sheet (at period end)	2014	2013	Variance
Assets
Cash and due from banks	$250,954	$197,879	26.8
Interest bearing deposits with banks	19,766	32,223	-38.7
Cash and cash equivalents	270,720	230,102	17.7
Securities available for sale	1,384,273	1,164,903	18.8
Securities held to maturity	1,427,852	1,149,481	24.2
Residential mortgage loans held for sale	2,705	19,614	-86.2
Loans, net of unearned income	10,333,873	8,637,089	19.6
Allowance for loan losses	(116,748)	(108,280)	7.8
Net loans	10,217,125	8,528,809	19.8
Premises and equipment, net	162,383	145,833	11.3
Goodwill	805,514	709,477	13.5
Core deposit and other intangible assets, net	48,292	37,503	28.8
Bank owned life insurance	309,750	262,877	17.8
Other assets	390,633	324,792	20.3
Total Assets	$15,019,247	$12,573,391	19.5

Liabilities
Deposits:
Non-interest bearing demand	$2,429,120	$1,974,415	23.0
Interest bearing demand	4,354,333	3,848,733	13.1
Savings	1,576,480	1,395,013	13.0
Certificates and other time deposits	2,697,837	2,428,037	11.1
Total Deposits	11,057,770	9,646,198	14.6
Other liabilities	154,816	140,958	9.8
Short-term borrowings	1,504,510	1,030,617	46.0
Long-term debt	335,854	92,420	263.4
Junior subordinated debt	58,220	194,200	-70.0
Total Liabilities	13,111,170	11,104,393	18.1

Stockholders' Equity
Preferred Stock	106,882	0	n/m
Common stock	1,673	1,454	15.1
Additional paid-in capital	1,700,220	1,438,008	18.2
Retained earnings	146,542	98,575	48.7
Accumulated other comprehensive income	(36,559)	(62,077)	-41.1
Treasury stock	(10,681)	(6,962)	53.4
Total Stockholders' Equity	1,908,077	1,468,998	29.9
Total Liabilities and Stockholders' Equity	$15,019,247	$12,573,391	19.5

Selected average balances
Total assets	$14,352,061	$12,238,679	17.3
Earning assets	12,578,070	10,680,786	17.8
Interest bearing deposits with banks	45,958	34,712	32.4
Securities	2,624,766	2,275,404	15.4
Residential mortgage loans held for sale	3,792	26,595	-85.7
Loans, net of unearned income	9,903,554	8,344,076	18.7
Allowance for loan losses	111,704	107,009	4.4
Goodwill and intangibles	844,951	729,054	15.9
Deposits and customer repurchase agreements (6)	11,563,899	10,137,229	14.1
Short-term borrowings	471,614	216,700	117.6
Long-term debt	242,545	93,280	160.0
Trust preferred securities	67,423	205,321	-67.2
Total stockholders' equity	1,865,373	1,442,561	29.3
Preferred stockholders' equity	106,882	0	n/m

Common stock data
Average diluted shares outstanding	165,928,360	143,465,670	15.7
Period end shares outstanding	166,559,258	145,151,279	14.7
Book value per common share	$10.81	$10.12	6.9
Tangible book value per common share (4)	$5.73	$4.97	15.2
Dividend payout ratio (common)	61.71%	59.70%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)
				2Q14 -	2Q14 -
	2014		2013	1Q14	2Q13
	Second	First	Second	Percent	Percent
	Quarter	Quarter	Quarter	Variance	Variance
Performance ratios
Return on average equity	7.35%	7.65%	7.94%
Return on average tangible equity (2) (4)	13.88%	14.57%	16.81%
Return on average tangible common equity (2) (4)	14.59%	15.26%	16.81%
Return on average assets	0.95%	1.00%	0.94%
Return on average tangible assets (3) (4)	1.05%	1.11%	1.04%
Net interest margin (FTE) (1)	3.60%	3.62%	3.63%
Yield on earning assets (FTE) (1)	3.92%	3.95%	4.03%
Cost of funds	0.40%	0.42%	0.50%
Efficiency ratio (FTE) (1) (5)	57.27%	58.99%	58.62%
Effective tax rate	30.88%	29.14%	29.51%

Capital ratios
Equity / assets (period end)	12.70%	13.02%	11.68%
Leverage ratio	8.44%	8.84%	8.42%
Tangible equity / tangible assets (period end) (4)	7.49%	7.60%	6.11%
Tangible common equity / tangible assets (period end) (4)	6.73%	6.81%	6.11%
Tangible equity, excluding AOCI / tangible
assets (period end) (4) (7)	6.99%	7.14%	6.63%

Balances at period end
Loans:
Commercial real estate	$3,577,933	$3,464,598	$2,866,536	3.3	24.8
Commercial and industrial	2,103,896	1,965,065	1,750,870	7.1	20.2
Commercial leases	164,676	161,494	136,268	2.0	20.8
Commercial loans and leases	5,846,505	5,591,157	4,753,674	4.6	23.0
Direct installment	1,512,149	1,467,558	1,301,891	3.0	16.2
Residential mortgages	1,145,286	1,135,790	1,059,644	0.8	8.1
Indirect installment	729,513	678,918	607,958	7.5	20.0
Consumer LOC	1,037,519	1,010,501	868,992	2.7	19.4
Other	62,901	59,212	44,930	6.2	40.0
Total loans	$10,333,873	$9,943,136	$8,637,089	3.9	19.6

Deposits:
Non-interest bearing deposits	$2,429,120	$2,353,444	$1,974,415	3.2	23.0
Interest bearing demand	4,354,333	4,238,715	3,848,733	2.7	13.1
Savings	1,576,480	1,569,090	1,395,013	0.5	13.0
Certificates of deposit and other time deposits	2,697,837	2,777,487	2,428,037	-2.9	11.1
Total deposits	11,057,770	10,938,736	9,646,198	1.1	14.6
Customer repurchase agreements (6)	751,066	787,712	714,540	-4.7	5.1
Total deposits and customer repurchase agreements (6)	$11,808,836	$11,726,448	$10,360,738	0.7	14.0

Average balances
Loans:
Commercial real estate	$3,515,115	$3,341,359	$2,868,973	5.2	22.5
Commercial and industrial	2,034,481	1,923,270	1,730,834	5.8	17.5
Commercial leases	163,720	160,367	133,446	2.1	22.7
Commercial loans and leases	5,713,316	5,424,996	4,733,253	5.3	20.7
Direct installment	1,484,698	1,466,392	1,245,030	1.2	19.2
Residential mortgages	1,134,820	1,107,349	1,065,577	2.5	6.5
Indirect installment	702,257	666,012	587,537	5.4	19.5
Consumer LOC	1,023,963	987,304	855,741	3.7	19.7
Other	50,028	43,689	42,672	14.5	17.2
Total loans	$10,109,082	$9,695,742	$8,529,810	4.3	18.5

Deposits:
Non-interest bearing deposits	$2,374,516	$2,222,786	$1,901,610	6.8	24.9
Interest bearing demand	4,301,667	4,099,093	3,829,847	4.9	12.3
Savings	1,575,453	1,494,248	1,385,472	5.4	13.7
Certificates of deposit and other time deposits	2,736,294	2,695,067	2,461,490	1.5	11.2
Total deposits	10,987,930	10,511,194	9,578,419	4.5	14.7
Customer repurchase agreements (6)	798,351	827,851	755,580	-3.6	5.7
Total deposits and customer repurchase agreements (6)	$11,786,281	$11,339,045	$10,333,999	3.9	14.1

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Six Months Ended
	June 30,		Percent
	2014	2013	Variance
Performance ratios
Return on average equity	7.50%	8.07%
Return on average tangible equity (2) (4)	14.22%	17.05%
Return on average tangible common equity (2) (4)	14.92%	17.05%
Return on average assets	0.97%	0.95%
Return on average tangible assets (3) (4)	1.08%	1.06%
Net interest margin (FTE) (1)	3.61%	3.64%
Yield on earning assets (FTE) (1)	3.93%	4.08%
Cost of funds	0.41%	0.53%
Efficiency ratio (FTE) (1) (5)	58.10%	59.17%
Effective tax rate	30.03%	29.41%

Capital ratios
Equity / assets (period end)	12.70%	11.68%
Leverage ratio	8.44%	8.42%
Tangible equity / tangible assets (period end) (4)	7.49%	6.11%
Tangible common equity / tangible assets (period end) (4)	6.73%	6.11%
Tangible equity, excluding AOCI / tangible
assets (period end) (4) (7)	6.99%	6.63%

Balances at period end
Loans:
Commercial real estate	$3,577,933	$2,866,536	24.8
Commercial and industrial	2,103,896	1,750,870	20.2
Commercial leases	164,676	136,268	20.8
Commercial loans and leases	5,846,505	4,753,673	23.0
Direct installment	1,512,149	1,301,891	16.2
Residential mortgages	1,145,286	1,059,644	8.1
Indirect installment	729,513	607,958	20.0
Consumer LOC	1,037,519	868,992	19.4
Other	62,901	44,930	40.0
Total loans	$10,333,873	$8,637,089	19.6

Deposits:
Non-interest bearing deposits	$2,429,120	$1,974,415	23.0
Interest bearing demand	4,354,333	3,848,733	13.1
Savings	1,576,480	1,395,013	13.0
Certificates of deposit and other time deposits	2,697,837	2,428,037	11.1
Total deposits	11,057,770	9,646,198	14.6
Customer repurchase agreements (6)	751,066	714,540	5.1
Total deposits and customer repurchase agreements (6)	$11,808,836	$10,360,738	14.0

Average balances
Loans:
Commercial real estate	$3,424,421	$2,781,961	23.1
Commercial and industrial	1,983,478	1,687,994	17.5
Commercial leases	162,053	131,951	22.8
Commercial loans and leases	5,569,952	4,601,905	21.0
Direct installment	1,475,595	1,213,547	21.6
Residential mortgages	1,121,161	1,071,915	4.6
Indirect installment	684,235	582,140	17.5
Consumer LOC	1,005,735	834,122	20.6
Other	46,876	40,446	15.9
Total loans	$9,903,554	$8,344,076	18.7

Deposits:
Non-interest bearing deposits	$2,299,070	$1,823,471	26.1
Interest bearing demand	4,200,940	3,739,948	12.3
Savings	1,535,075	1,315,251	16.7
Certificates of deposit and other time deposits	2,715,794	2,477,507	9.6
Total deposits	10,750,879	9,356,177	14.9
Customer repurchase agreements (6)	813,020	781,052	4.1
Total deposits and customer repurchase agreements (6)	$11,563,899	$10,137,229	14.1

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)
				2Q14 -	2Q14 -
	2014		2013	1Q14	2Q13
	Second	First	Second	Percent	Percent
Asset Quality Data	Quarter	Quarter	Quarter	Variance	Variance
Non-Performing Assets
Non-performing loans (8)
Non-accrual loans	$59,549	$60,039	$67,034	-0.8	-11.2
Restructured loans	20,485	19,384	17,488	5.7	17.1
Non-performing loans	80,034	79,423	84,522	0.8	-5.3
Other real estate owned (9)	40,268	43,216	37,370	-6.8	7.8
Non-performing loans and OREO	120,302	122,639	121,892	-1.9	-1.3
Non-performing investments	0	0	610	n/m	n/m
Total non-performing assets	$120,302	$122,639	$122,502	-1.9	-1.8

Non-performing loans / total loans	0.77%	0.80%	0.98%
Non-performing loans / total originated loans (10)	0.91%	0.95%	1.11%
Non-performing loans + OREO / total loans + OREO	1.16%	1.23%	1.40%
Non-performing loans + OREO / total originated
loans + OREO (10)	1.36%	1.46%	1.59%
Non-performing assets / total assets	0.80%	0.85%	0.97%

Allowance Rollforward
Allowance for loan losses (originated portfolio) (10)
Balance at beginning of period	$107,123	$104,884	$102,504	2.1	4.5
Provision for loan losses	8,900	7,856	6,649	13.3	33.8
Net loan charge-offs	(4,835)	(5,617)	(6,304)	-13.9	-23.3
Allowance for loan losses (originated portfolio) (10)	111,188	107,123	102,849	3.8	8.1

Allowance for loan losses (acquired portfolio) (11)
Balance at beginning of period	5,096	5,900	5,198
Provision for loan losses	1,505	(850)	1,254
Net loan charge-offs	(1,041)	46	(1,021)
Allowance for loan losses (acquired portfolio) (11)	5,560	5,096	5,431	9.1	2.4

Total allowance for loan losses	$116,748	$112,219	$108,280	4.0	7.8

Allowance for loan losses / total loans	1.13%	1.13%	1.25%
Allowance for loan losses (originated loans) / total
originated loans (10)	1.26%	1.28%	1.35%
Allowance for loan losses (originated loans) / total
non-performing loans (8)	138.93%	134.88%	121.68%

Net loan charge-offs (annualized) / total average loans	0.23%	0.23%	0.34%
Net loan charge-offs on originated loans (annualized) /
total average originated loans (10)	0.23%	0.28%	0.33%

Delinquency - Originated Portfolio (10)
Loans 30-89 days past due	$33,822	$32,490	$37,478	4.1	-9.8
Loans 90+ days past due	6,281	5,467	5,377	14.9	16.8
Non-accrual loans	59,549	60,039	67,034	-0.8	-11.2
Total past due and non-accrual loans	$99,652	$97,996	$109,889	1.7	-9.3

Total past due and non-accrual loans / total originated loans	1.13%	1.17%	1.44%

Memo item:
Delinquency - Acquired Portfolio (11) (12)
Loans 30-89 days past due	$30,656	$34,668	$25,218	-11.6	21.6
Loans 90+ days past due	58,636	61,629	45,653	-4.9	28.4
Non-accrual loans	0	0	0	0.0	0.0
Total past due and non-accrual loans	$89,292	$96,297	$70,871	-7.3	26.0

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Six Months Ended
	June 30,		Percent
Asset Quality Data	2014	2013	Variance
Non-Performing Assets
Non-performing loans (8)
Non-accrual loans	$59,549	$67,034	-11.2
Restructured loans	20,485	17,488	17.1
Non-performing loans	80,034	84,522	-5.3
Other real estate owned (9)	40,268	37,370	7.8
Non-performing loans and OREO	120,302	121,892	-1.3
Non-performing investments	0	610	n/m
Total non-performing assets	$120,302	$122,502	-1.8

Non-performing loans / total loans	0.77%	0.98%
Non-performing loans / total originated loans (10)	0.91%	1.11%
Non-performing loans + OREO / total loans + OREO	1.16%	1.40%
Non-performing loans + OREO / total originated
loans + OREO (10)	1.36%	1.59%
Non-performing assets / total assets	0.80%	0.97%

Allowance Rollforward
Allowance for loan losses (originated portfolio) (10)
Balance at beginning of period	$104,884	$100,194	4.7
Provision for loan losses	16,756	13,007	28.8
Net loan charge-offs	(10,452)	(10,352)	1.0
Allowance for loan losses (originated portfolio) (10)	111,188	102,849	8.1

Allowance for loan losses (acquired portfolio) (11)
Balance at beginning of period	5,900	4,180
Provision for loan losses	655	2,437
Net loan charge-offs	(995)	(1,186)
Allowance for loan losses (acquired portfolio) (11)	5,560	5,431	2.4

Total allowance for loan losses	$116,748	$108,280	7.8

Allowance for loan losses / total loans	1.13%	1.25%
Allowance for loan losses (originated loans) / total
originated loans (10)	1.26%	1.35%
Allowance for loan losses (originated loans) / total
non-performing loans (8)	138.93%	121.68%

Net loan charge-offs (annualized) / total average loans	0.23%	0.28%
Net loan charge-offs on originated loans (annualized) /
total average originated loans (10)	0.25%	0.28%

Delinquency - Originated Portfolio (10)
Loans 30-89 days past due	$33,822	$37,478	-9.8
Loans 90+ days past due	6,281	5,377	16.8
Non-accrual loans	59,549	67,034	-11.2
Total past due and non-accrual loans	$99,652	$109,889	-9.3

Total past due and non-accrual loans / total originated loans	1.13%	1.44%

Memo item:
Delinquency - Acquired Portfolio (11) (12)
Loans 30-89 days past due	$30,656	$25,218	21.6
Loans 90+ days past due	58,636	45,653	28.4
Non-accrual loans	0	0	0.0
Total past due and non-accrual loans	$89,292	$70,871	26.0

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	2014
	Second Quarter			First Quarter
		Interest	Average		Interest	Average
	Average	Earned	Yield	Average	Earned	Yield
	Outstanding	or Paid	or Rate	Outstanding	or Paid	or Rate
Assets
Interest bearing deposits with banks	$45,725	$21	0.18%	$46,193	$26	0.23%
Taxable investment securities (13)	2,600,855	13,578	2.04%	2,346,808	12,450	2.07%
Non-taxable investment securities (14)	150,848	1,987	5.27%	149,611	1,996	5.34%
Residential mortgage loans held for sale	2,751	90	13.08%	4,844	136	11.16%
Loans (14) (15)	10,109,083	110,455	4.38%	9,695,742	104,994	4.39%
Total Interest Earning Assets (14)	12,909,262	126,131	3.92%	12,243,198	119,602	3.95%
Cash and due from banks	193,670			189,619
Allowance for loan losses	(113,009)			(110,385)
Premises and equipment	164,063			160,111
Other assets	1,556,845			1,506,761
Total Assets	$14,710,831			$13,989,304

Liabilities
Deposits:
Interest-bearing demand	$4,301,667	1,665	0.16%	$4,099,093	1,515	0.15%
Savings	1,575,453	182	0.05%	1,494,248	172	0.05%
Certificates and other time	2,736,294	5,614	0.82%	2,695,067	5,462	0.82%
Customer repurchase agreements	798,351	439	0.22%	827,851	462	0.22%
Other short-term borrowings	551,633	870	0.62%	390,707	757	0.75%
Long-term debt	266,925	1,136	1.71%	217,894	1,046	1.99%
Junior subordinated debt	58,893	342	2.33%	76,048	641	3.42%
Total Interest Bearing Liabilities (14)	10,289,216	10,248	0.40%	9,800,908	10,055	0.42%
Non-interest bearing demand deposits	2,374,516			2,222,786
Other liabilities	146,348			136,009
Total Liabilities	12,810,080			12,159,703
Stockholders' equity	1,900,751			1,829,601
Total Liabilities and Stockholders' Equity	$14,710,831			$13,989,304

Net Interest Earning Assets	$2,620,046			$2,442,290

Net Interest Income (FTE)		115,883			109,547
Tax Equivalent Adjustment		(1,691)			(1,722)
Net Interest Income		$114,192			$107,825

Net Interest Spread			3.52%			3.53%
Net Interest Margin (14)			3.60%			3.62%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	2013
	Second Quarter
		Interest	Average
	Average	Earned	Yield
	Outstanding	or Paid	or Rate
Assets
Interest bearing deposits with banks	$39,302	$18	0.19%
Taxable investment securities (13)	2,133,972	10,685	1.95%
Non-taxable investment securities (14)	162,218	2,223	5.48%
Residential mortgage loans held for sale	20,895	203	3.88%
Loans (14) (15)	8,529,810	96,455	4.53%
Total Interest Earning Assets (14)	10,886,197	109,584	4.03%
Cash and due from banks	175,936
Allowance for loan losses	(109,156)
Premises and equipment	146,036
Other assets	1,371,016
Total Assets	$12,470,029

Liabilities
Deposits:
Interest-bearing demand	$3,829,847	1,433	0.15%
Savings	1,385,472	162	0.05%
Certificates and other time	2,461,490	5,748	0.94%
Customer repurchase agreements	755,580	437	0.23%
Other short-term borrowings	224,769	638	1.12%
Long-term debt	93,273	775	3.33%
Junior subordinated debt	206,603	1,902	3.69%
Total Interest Bearing Liabilities (14)	8,957,034	11,095	0.50%
Non-interest bearing demand deposits	1,901,610
Other liabilities	137,440
Total Liabilities	10,996,084
Stockholders' equity	1,473,945
Total Liabilities and Stockholders' Equity	$12,470,029

Net Interest Earning Assets	$1,929,163

Net Interest Income (FTE)		98,489
Tax Equivalent Adjustment		(1,743)
Net Interest Income		$96,746

Net Interest Spread			3.54%
Net Interest Margin (14)			3.63%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	For the Six Months Ended June 30,
	2014			2013
		Interest	Average		Interest	Average
	Average	Earned	Yield	Average	Earned	Yield
	Outstanding	or Paid	or Rate	Outstanding	or Paid	or Rate
Assets
Interest bearing deposits with banks	$45,958	$47	0.21%	$34,712	$32	0.19%
Taxable investment securities (13)	2,474,533	26,028	2.05%	2,109,605	21,281	1.97%
Non-taxable investment securities (14)	150,233	3,983	5.30%	165,799	4,560	5.50%
Residential mortgage loans held for sale	3,792	225	11.88%	26,594	483	3.63%
Loans (14) (15)	9,903,554	215,450	4.38%	8,344,076	190,087	4.58%
Total Interest Earning Assets (14)	12,578,070	245,733	3.93%	10,680,786	216,443	4.08%
Cash and due from banks	191,655			174,461
Allowance for loan losses	(111,704)			(107,009)
Premises and equipment	162,098			142,385
Other assets	1,531,942			1,348,056
Total Assets	$14,352,061			$12,238,679

Liabilities
Deposits:
Interest-bearing demand	$4,200,940	3,180	0.15%	$3,739,948	2,935	0.16%
Savings	1,535,075	353	0.05%	1,315,251	330	0.05%
Certificates and other time	2,715,794	11,077	0.82%	2,477,507	12,343	1.00%
Customer repurchase agreements	813,020	902	0.22%	781,052	921	0.23%
Other short-term borrowings	471,614	1,650	0.68%	216,699	1,261	1.16%
Long-term debt	242,545	2,158	1.84%	92,210	1,549	3.39%
Junior subordinated debt	67,423	983	2.94%	205,321	3,778	3.71%
Total Interest Bearing Liabilities (14)	10,046,411	20,303	0.41%	8,827,988	23,117	0.53%
Non-interest bearing demand deposits	2,299,070			1,823,471
Other liabilities	141,207			144,659
Total Liabilities	12,486,688			10,796,118
Stockholders' equity	1,865,373			1,442,561
Total Liabilities and Stockholders' Equity	$14,352,061			$12,238,679

Net Interest Earning Assets	$2,531,659			$1,852,798

Net Interest Income (FTE)		225,430			193,326
Tax Equivalent Adjustment		(3,413)			(3,484)
Net Interest Income		$222,017			$189,842

Net Interest Spread			3.52%			3.55%
Net Interest Margin (14)			3.61%			3.64%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

NON-GAAP FINANCIAL MEASURES

We believe the following non-GAAP financial measures used by F.N.B. Corporation provide information useful to investors in understanding F.N.B. Corporation's operating performance and trends, and facilitate comparisons with the performance of F.N.B. Corporation's peers.  The non-GAAP financial measures used by F.N.B. Corporation may differ from the non-GAAP financial measures other financial institutions use to measure their results of operations.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, F.N.B. Corporation's reported results prepared in accordance with U.S. GAAP.  The following tables summarize the non-GAAP financial measures included in this press release and derived from amounts reported in F.N.B. Corporation's financial statements.

	2014		2013
	Second	First	Second
	Quarter	Quarter	Quarter
Return on average tangible equity (2):
Net income (annualized)	$139,709	$140,013	$117,094
Amortization of intangibles, net of tax (annualized)	6,417	6,018	5,400
	146,126	146,031	122,494

Average total shareholders' equity	1,900,751	1,829,601	1,473,945
Less: Average intangibles	(847,815)	(827,344)	(745,458)
	1,052,936	1,002,257	728,487

Return on average tangible equity (2)	13.88%	14.57%	16.81%

Return on average tangible common equity (2):
Net income available to common stockholders (annualized)	$131,646	$130,597	$117,094
Amortization of intangibles, net of tax (annualized)	6,417	6,018	5,400
	138,063	136,615	122,494

Average total stockholders' equity	1,900,751	1,829,601	1,473,945
Less: Average preferred stockholders' equity	(106,882)	(106,882)	0
Less: Average intangibles	(847,815)	(827,344)	(745,458)
	946,054	895,375	728,487

Return on average tangible common equity (2)	14.59%	15.26%	16.81%

Return on average tangible assets (3):
Net income (annualized)	$139,709	$140,013	$117,094
Amortization of intangibles, net of tax (annualized)	6,417	6,018	5,400
	146,126	146,031	122,494

Average total assets	14,710,831	13,989,304	12,470,029
Less: Average intangibles	(847,815)	(827,344)	(745,458)
	13,863,016	13,161,960	11,724,571

Return on average tangible assets (3)	1.05%	1.11%	1.04%

Tangible book value per share:
Total shareholders' equity	$1,908,077	$1,884,987	$1,468,998
Less: preferred shareholders' equity	(106,882)	(106,882)	0
Less: intangibles	(846,830)	(849,563)	(746,981)
	954,365	928,541	722,017

Ending shares outstanding	166,559,258	166,377,327	145,151,279

Tangible book value per share	$5.73	$5.58	$4.97

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	For the Six Months Ended
	June 30,
	2014	2013
Return on average tangible equity (2):
Net income (annualized)	$139,860	$116,418
Amortization of intangibles, net of tax (annualized)	6,218	5,237
	146,078	121,655

Average total shareholders' equity	1,865,373	1,442,561
Less: Average intangibles	(837,637)	(729,054)
	1,027,736	713,507

Return on average tangible equity (2)	14.21%	17.05%

Return on average tangible common equity (2):
Net income available to common stockholders (annualized)	$131,124	$116,418
Amortization of intangibles, net of tax (annualized)	6,218	5,237
	137,342	121,655

Average total stockholders' equity	1,865,373	1,442,561
Less: Average preferred stockholders' equity	(106,882)	0
Less: Average intangibles	(837,637)	(729,054)
	920,854	713,507

Return on average tangible common equity (2)	14.91%	17.05%

Return on average tangible assets (3):
Net income (annualized)	$139,860	$116,418
Amortization of intangibles, net of tax (annualized)	6,218	5,237
	146,078	121,655

Average total assets	14,352,061	12,238,679
Less: Average intangibles	(837,637)	(729,054)
	13,514,424	11,509,625

Return on average tangible assets (3)	1.08%	1.06%

Tangible book value per share:
Total shareholders' equity	$1,908,077	$1,468,998
Less: preferred shareholders' equity	(106,882)	0
Less: intangibles	(846,830)	(746,981)
	954,365	722,018

Ending shares outstanding	166,559,258	145,151,279

Tangible book value per share	$5.73	$4.97

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	2014		2013
	Second	First	Second
	Quarter	Quarter	Quarter
Tangible equity / tangible assets (period end):
Total shareholders' equity	$1,908,077	$1,884,987	$1,468,998
Less: intangibles	(846,830)	(849,563)	(746,981)
	1,061,247	1,035,423	722,017

Total assets	15,019,247	14,476,510	12,573,391
Less: intangibles	(846,830)	(849,563)	(746,981)
	14,172,417	13,626,947	11,826,410

Tangible equity / tangible assets (period end)	7.49%	7.60%	6.11%

Tangible common equity / tangible assets (period end):
Total stockholders' equity	$1,908,077	$1,884,987	$1,468,998
Less: preferred stockholders' equity	(106,882)	(106,882)	0
Less: intangibles	(846,830)	(849,563)	(746,981)
	954,365	928,541	722,017

Total assets	15,019,247	14,476,510	12,573,391
Less: intangibles	(846,830)	(849,563)	(746,981)
	14,172,417	13,626,947	11,826,410

Tangible equity / tangible assets (period end)	6.73%	6.81%	6.11%

Tangible equity, excluding AOCI / tangible
assets (period end) (7):
Total shareholders' equity	$1,908,077	$1,884,987	$1,468,998
Less: preferred shareholders' equity	(106,882)	(106,882)	0
Less: intangibles	(846,830)	(849,563)	(746,981)
Less: AOCI	36,559	44,041	62,077
	990,924	972,582	784,094

Total assets	15,019,247	14,476,510	12,573,391
Less: intangibles	(846,830)	(849,563)	(746,981)
	14,172,417	13,626,947	11,826,410
Tangible equity, excluding AOCI / tangible
assets (period end) (7)	6.99%	7.14%	6.63%

(1)	Net interest income is also presented on a fully taxable equivalent (FTE) basis, as the Corporation believes this non-GAAP measure is the preferred industry measurement for this item.
(2)	Return on average tangible equity is calculated by dividing net income excluding amortization of intangibles by average equity less average intangibles.
(3)	Return on average tangible assets is calculated by dividing net income excluding amortization of intangibles by average assets less average intangibles.
(4)	See non-GAAP financial measures for additional information relating to the calculation of this item.
(5)

The efficiency ratio is calculated by dividing non-interest expense less amortization of intangibles, other real estate owned expense and merger and severance costs by the sum of net interest income on a fully taxable equivalent basis plus non-interest income less securities gains.

(6)	Customer repos are included in short-term borrowings on the balance sheet.
(7)

Accumulated other comprehensive income (AOCI) is comprised of unrealized losses on securities, unrealized losses on derivative instruments and unrecognized unrecognized pension and postretirement obligations.

(8)	Does not include loans acquired at fair value ("acquired portfolio").
(9)	Includes all other real estate owned, including those balances acquired through business combinations that have been in acquired loans prior to foreclosure.
(10)	"Originated Portfolio" or "Originated Loans" equals loans and leases not included by definition in the Acquired Portfolio.
(11)	"Acquired Portfolio" or "Acquired Loans" equals loans acquired at fair value, accounted for in accordance with ASC 805 which was effective January 1, 2009.

The risk of credit loss on these loans has been considered by virtue of the Corporation's estimate of acquisition-date fair value and these loans are considered accruing as the Corporation primarily recognizes interest income through accretion of the difference between the carrying value of these loans and their expected cash flows.  Because acquired loans are initially recorded at an amount estimated to be collectible, losses on such loans, when incurred, are first applied against the non-accretable difference established in purchase accounting and then to any allowance for loan losses recognized subsequent  to acquisition.

(12)	Represents contractual balances.
(13)	The average balances and yields earned on taxable investment securities are based on historical cost.
(14)

The interest income amounts are reflected on a FTE basis, which adjusts for the tax benefit of income on certain tax-exempt loans and investments using the federal statutory tax rate of 35% for each period presented.  The yields on earning assets and the net interest margin are presented on an FTE and annualized basis.  The rates paid on interest-bearing liabilities are also presented on an annualized basis.

(15)	Average balances for loans include non-accrual loans. Loans consist of average total loans less average unearned income. The amount of loan fees included in interest income is immaterial.

CONTACT: Analyst/Institutional Investor Contact - Cynthia Christopher, 724-983-3429, 330-507-8723 (cell), christoc@fnb-corp.com; Media Contact - Jennifer Reel, 724-983-4856, 724-699-6389 (cell), reel@fnb-corp.com